Exhibit 3(a)
                                   BY-LAWS OF

                        FURNITURE BRANDS INTERNATIONAL, INC.

                        (Revised and Amended to May 6, 1998)

                                      -oOo-


                                    ARTICLE I

                                     Offices

          Section 1.     The principal office of Furniture Brands
     International, Inc. (the "Corporation") shall be in the State of Delaware at such location and with such registered agent in charge thereof as may be established by the Board of Directors from time to time.

          Section 2. The Corporation may also have an office in the County of Saint Louis, State of Missouri, and also offices at such other places as the Board of Directors may from time to time appoint, or the business of the Corporation may require.


                                    ARTICLE II

                                       Seal

          Section 1. The corporate seal shall have inscribed thereon the name of the Corporation, the state and the year of its incorporation and the words "CORPORATE SEAL".

                                     ARTICLE III

                               Stockholders' Meetings

          Section 1. Meetings of the stockholders shall be held in the County of Saint Louis, Missouri, or at such other place within or without the State of Missouri as the Board of Directors may designate.

                                   Annual Meetings

          Section  2.      Unless  otherwise provided by  resolution of the
     Board of Directors, an annual meeting of stockholders shall be held on
     the   first Wednesday of May in each year, if not a legal holiday, and if  a legal holiday,  then on the  next business day  following, at 10
     a.m.   At each  such annual meeting, the  stockholders shall elect, by ballot, directors to succeed those directors whose terms expire at such meeting, and shall transact such other business as may properly be brought before the meeting. The number of directors to be elected at each annual meeting of stockholders shall be determined by the Board of Directors of the Corporation at least thirty days before such





     annual meeting.

                                      Quorum

          Section 3. A majority of the issued and outstanding Common Stock, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Restated Certificate of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the record holders of the requisite amount of stock shall be present or represented. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                                 How And Who May Vote

          Section 4. At each meeting of the stockholders, every holder of Common Stock having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. In all matters each holder of Common Stock shall have one vote for each share of Common Stock registered in his name on the books of the Corporation at the close of business on the record date. However, if a record date is not fixed as herein provided, then no share of stock shall be voted at such meeting which has been transferred on the books of the Corporation within twenty days next preceding such meeting. The vote for directors, and, upon demand of any stockholder entitled to vote, the vote upon any question before the meeting, shall be by ballot. All elections shall be had, and (except as otherwise required by statute or the Restated Certificate of Incorporation) all questions decided, by a plurality vote.

                               Notice of Annual Meeting

          Section 5. Written notice of the annual meeting, stating the time and place where it will be held, shall be mailed at least ten days prior to the meeting to each stockholder at such address as appears on the stock ledger of the Corporation.

                         Stockholders List - Entitled to Vote

          Section 6. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to inspection of any stockholder who may be present.

                                 Special Meetings

          Section 7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute, may be called only by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or by the holders of not less than one-fifth of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (by written notice delivered to the Secretary of the Corporation), upon not less than ten and not more than sixty days' written notice.

                             Business at Special Meetings

          Section 8. Business transacted at all special meetings shall be confined to the objects stated in the call.

                                Notice of Special Meetings

          Section 9. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.


                                     ARTICLE IV

                                 Board of Directors

                         Number - Election of - Term of Office

          Section 1. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. From time to time, the number of directors constituting the Board of Directors shall be determined by resolution of the Board of Directors, and the number of directors may be increased by the affirmative vote of a majority of the directors then in office, although less than a quorum; provided, however, that the number of directors shall not be less than seven nor more than fifteen.

               As of August  3, 1992, as provided in Article SEVENTH of the
     Restated Certificate of Incorporation, and subject to the provisions thereof, the Board of Directors was classified by dividing the directors into three classes as nearly equal in size as possible, serving for terms ending at the annual meetings of stockholders in 1993, 1994 and 1995, respectively. As of May 5, 1993, Article SEVENTH of the Restated Certificate of Incorporation was amended so that on and after May 5, 1993, the class of directors elected at each annual meeting of stockholders shall be elected by ballot by the stockholders entitled to vote, and (subject to the provisions of Paragraphs (a)(2) and (b) of Article SEVENTH of the Restated Certificate of
     Incorporation) for terms of one year and until their successors are elected and qualified, or until their earlier resignation or removal. Pursuant to Paragraph (b) of Article SEVENTH of the Restated Certificate of Incorporation, the terms of all directors in office at the first annual meeting of stockholders held on or after May 1, 1995, shall terminate at such meeting, and from and after such date all directors shall be elected for terms of one year and until their successors are elected and qualified, or until their earlier resignation or removal.

                             Place of Meetings - Offices

          Section 2. The directors may hold their meetings and have one or more offices outside of Delaware, at the offices of the Corporation in the County of Saint Louis, Missouri, or at such other places as they may from time to time determine. The directors may participate in meetings of the Board and committees of the Board by conference telephone and participation in this manner shall constitute presence in person at such meeting.

                                      Powers

          Section 3. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                             Meeting and Organization

          Section 4. The newly elected Board may meet on the day of the annual stockholders' meeting after such meeting shall have adjourned, or at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, a majority of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

                                  Regular Meetings


          Section 5. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

                                  Special Meetings

          Section 6. Special meetings of the Board may be called by the Chairman of the Board, or the Vice-Chairman of the Board or the President on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of one-third of the directors in office at the time.

                                       Quorum

          Section 7. At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these By-Laws.

                                     Committees

          Section 8. There may be an Executive Committee of the Board of Directors consisting of the Chairman of the Board and the President, and two or more additional directors designated by resolution adopted by a majority of the whole Board. Said Committee may meet at stated times, or on any notice to all by the Chairman of the Committee or by any two members of the Committee. A majority of the members of the Executive Committee shall be necessary and sufficient to constitute a quorum for the transaction of business by said Committee. During the intervals between meetings of the Board such Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to such Committee the authority to exercise all of the powers of the Board while the Board is not in session except the powers and authority specifically reserved unto the Board by the General Corporation Law of the State of Delaware as from time to time amended, and except as otherwise provided in these By-Laws. Vacancies in the membership of such Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

          Section 9.     The  Board of Directors may, by resolution  passed
     by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee (including the Executive Committee) shall have power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing, replacing or indemnifying directors or amending these By-Laws; and, unless the resolution expressly so provided, no such committee (including the Executive Committee) shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          Section 10. Unless the Board of Directors or these By-Laws otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in these By-Laws or the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article IV of these By-Laws.

          Section 11. Until the first annual meeting of stockholders of the Corporation held on or after May 1, 1995, at least one of the Class A Directors (as defined in the Amended and Restated Certificate of Incorporation of the Corporation, as in effect on the Effective
     Date) shall be appointed a member of each committee of the Board of Directors or shall be entitled to be present at, and receive reasonable advance notice of, each meeting of such Committee and to receive promptly a copy of each action by written consent taken by such Committee.

          Section 12. There shall be a Litigation Committee of the Board of Directors consisting of two Class A Directors and two other directors. The two Class A Directors shall be designated by a resolution adopted by the Class A Directors, and the two other directors shall be designated by a resolution adopted by a majority of the directors other than the Class A Directors. The Board of Directors shall irrevocably empower and direct and delegate to such

     Litigation Committee its entire authority (and it shall be the responsibility of the Litigation Committee) to manage, oversee and, in general, make, or direct the making of, all decisions (including, without limitation, decisions as to funding, strategy, prosecution, discovery, trial, settlement and/or dismissal) on behalf of the Corporation with respect to all Third Party Litigation, as defined in the Debtor's Amended Joint Plan of Reorganization (the "Plan"), for the benefit of the beneficiaries of the proceeds of such litigation, as set forth in the Plan. The Litigation Committee shall also be responsible for determining whether any Third Party Litigation (other than the claims pending as of the Effective Date) shall be litigated and, if litigated, such Committee shall be irrevocably empowered and directed by the Board and the Board shall delegate to the Litigation Committee its entire authority (and it shall be the responsibility of the Litigation Committee) to manage, oversee and make, or direct the making of, all decisions (including, without limitation, decisions as to funding, strategy, prosecution, discovery, trial, settlement and/or dismissal) on behalf of the Corporation with respect to such litigations for the benefit of the beneficiaries of the proceeds thereof, as set forth in the Plan. Three members of the Litigation Committee shall be necessary and sufficient to constitute a quorum for the transaction of business by said Committee and the affirmative vote of three members shall be required for each matter considered. If the Litigation Committee is unable to agree on any matter by the required vote, such matter shall be resolved by the United States Bankruptcy Court for the Eastern District of Missouri, which, pursuant to the Plan, shall retain jurisdiction over the management of the Third Party Litigation for this purpose. Vacancies in the membership of the Litigation Committee shall be filled in the same manner as the initial formation of such Committee; provided, however, that after the first annual meeting of stockholders held on or after May 1, 1995, Litigation Committee members may consist of Disinterested Directors (as defined in the Restated Certificate of Incorporation of the Corporation, as in effect on the Effective Date) in lieu of Class A Directors.

          Section 13. All committees of the Board of Directors shall keep regular minutes of their proceedings and report same to the Board at the next Board meeting.


                                   ARTICLE V

                                General Officers

          Section 1. The officers of this Corporation shall be as follows:

               Chairman of the Board

               One or more Vice-Chairmen of the Board as the Board of Directors shall deem advisable

               President

               One or more Vice-Presidents as the Board of Directors shall deem advisable

               Secretary

               One or more Assistant Secretaries as the Board of Directors shall deem advisable

               Treasurer

               One or more Assistant Treasurers as the Board of Directors shall deem advisable.

               Controller

               One or more Assistant Controllers as the Board of Directors shall deem advisable

                             Qualifications of Other Officers

          Section 2.       Any of  the offices named  in Section 1  of this
     Article V may, in the discretion of the Board of Directors, be held by one and the same person.

          The Board of Directors may, from time to time, elect such other officers, representatives or agents as it may deem necessary and prescribe their qualifications and duties.

                                       Agents

          Section 3. The Chief Executive Officer may appoint, from time to time, such other agents, representatives or assistants in the business of the Corporation as he may deem necessary or as the business of the Corporation may warrant. Such appointments, either before or after being made, shall be submitted to the Board of Directors for its approval or rejection.

                                 Chairman of the Board

          Section 4. The Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and of the Board of Directors, and shall have such other power and perform such other duties as may be prescribed by the Board of Directors or its Executive Committee.

          When both a Chairman of the Board and President have been elected, the Board of Directors shall appoint one of them Chief Executive Officer of the Corporation. If only one of such offices shall have been filled, or if one person holds both such offices, he shall be the Chief Executive Officer.



                                   Absence of Chairman

          Section 5. In the event of the death, absence or disability to act of the Chairman of the Board, the Vice-Chairman of the Board (or, if more than one, such Vice-Chairman as the Board shall specify) shall, when present, preside at meetings of the stockholders and of the Board of Directors; and the Vice-Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors.

          In the event of the death, absence or disability to act of the Chairman of the Board and of the Vice-Chairman of the Board, the President, when present, shall preside at meetings of the stockholders and of the Board of Directors.

                                       President

          Section 6. The President shall have such powers and perform such duties as the Board of Directors or its Executive Committee may assign to him.

                                     Vice-President

          Section 7. In the event of the death, absence or disability to act of the President, any Vice-President, upon the request of the Chairman of the Board, shall exercise all the powers and perform all the duties of the President. The Board of Directors may specially designate one or more Vice-Presidents with a descriptive title, such as Senior Executive Vice-President, Executive Vice-President, Administrative Vice-President and the like. The Vice-Presidents shall perform such other duties and exercise such other powers as the Chief Executive Officer may request or the Board of Directors may, by resolution duly adopted, provide.

          The Board of Directors shall designate one of the Vice-Presidents as the chief financial officer of the Corporation and he shall be responsible for the preparation of the Corporation's balance sheet, income account and other corporate financial statements and reports, and shall perform such other duties as may be prescribed by the Board of Directors.

                                      Secretary

          Section 8. The Secretary shall have custody of the corporate seal of the Corporation, and shall affix and attest the same to all instruments requiring this seal; he shall keep the minutes of all meetings of the stockholders and of the Board of Directors and of the Executive Committee; he shall give all notices and make all publications for regular and special meetings of the stockholders or of the Board of Directors or of the Executive Committee; he shall have charge and custody of the books containing the records of such meetings, and shall perform such other duties s may be prescribed by the Board of Directors.

                                   Assistant Secretary

          Section 9. The Assistant Secretary shall aid the Secretary, under his direction, in the performance and execution of the duties of the office and department, and in case of the temporary absence of the Secretary, he shall, at the direction of the Chief Executive Officer, perform the Secretary's duties and act in his stead, and perform such other duties as may be prescribed by the Board of Directors.

                                       Treasurer

          Section 10. The Treasurer shall have the custody of all the moneys, funds, credits and securities of the Corporation; he shall cause to be kept full and complete records of all receipts and disbursements of money, securities and other valuables. He shall make such reports concerning same to the Board, to the Chairman of the Board, and to the President, as from time to time may be requested; he shall cause to be deposited to the credit of the Corporation, in the corporate name, all funds of the Corporation, in such depositories as he may select, subject at all times to the control of the Board of Directors; and he shall perform such other duties as may be prescribed by the Board of Directors.

                                    Assistant Treasurer

          Section 11. The Assistant Treasurer shall aid the Treasurer and be under his direction in the performance and execution of the duties of the office and department, and in the absence of the Treasurer he shall perform his duties and act in his place, and shall perform such other duties as may be prescribed by the Board of Directors.

                                        Controller

          Section 12. The Controller shall aid the chief financial officer of the Corporation and be under his direction in the performance and execution of the duties of his office and department. The Controller shall serve as the chief accounting officer of the Corporation and he shall be responsible for internal auditing of the books of account and cash records of the Corporation and its major operating units, shall present to the annual meeting of stockholders a statement in writing of the financial condition of the Corporation as shown by the books, and shall perform such other duties as may be prescribed by the Board of Directors. The Controller shall also perform such other duties as may be prescribed by the Board of Directors.

                                   Assistant Controller

          Section 13. The Assistant Controller shall aid the Controller and be under his direction in the performance and execution of the duties of the office and department, and shall perform such other duties as may be prescribed by the Board of Directors.

                                        Salaries

          Section 14. The salaries of the officers shall be fixed by the Board of Directors, and no salary shall be paid or collected by any officer unless the same has been fixed during the term of office of such officer, except as hereinafter provided under Article VIII,
     Section 8.

                                   Salaries of Employees

          Section 15. The salaries of all employees shall be fixed by the heads of departments or of the operating unit, subject to the approval of the Chairman of the Board, the President, or the Executive Committee.


                                        ARTICLE V-A

                   Indemnification of Officers, Directors, and Employees

          Section 1. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly nd reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation or any person serving at the request of the
     Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Any determination made by the Board of Directors under this by-law shall be final and conclusive on all persons whomsoever.

          (e) Expenses incurred defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status, as such, whether or not such person would be entitled to indemnification against such liability under the provisions of this by-law.

          (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (This Article V-A ratified by stockholders on June 22, 1987.)


                                    ARTICLE VI

                             Stock and Transfers, etc.

          Section 1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, Vice-Chairman of the Board, President, Senior Executive Vice-President, or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

          They shall also be countersigned by a financial institution designated by the Board as Registrar, and by either a financial institution designated by the Board or this Corporation acting through a person or persons designated by the Board, as Transfer Agent of the Corporation.

          Any signature as required in this Section 1 may be by facsimile signature, except the signature by the Registrar which shall be a manual signature.

          Fractional shares shall not be issued.

                                  Transfers of Stock

          Section 2. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.


                    Closing of Transfer Books or Fixing Record Date

          Section 3. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights with respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                             Registered Stockholders

          Section 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

                             Lost Certificates

          Section 5. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.


                                  ARTICLE VII

                                   Dividends

          Dividends upon the Common Stock of the Corporation may be declared by the Board of Directors or (if the resolution creating the Executive Committee so provided) by the Executive Committee at any regular or special meeting out of any net profits or net assets of the Corporation legally available therefor. Dividends on the outstanding

     Common Stock may be declared for a period not to exceed twelve (12) months in advance of such dividend.

          Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation.


                                  ARTICLE VIII

                                 Miscellaneous
                                   Vacancies

          Section 1. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, if the office of any director, or of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

          Newly created directorships resulting from any increase in the authorized number of directors may be filled by the directors then in office, although less than a quorum, by a majority vote, and persons so designated to fill such newly created directorships shall hold office until the next election of the class for which they are chosen and until their successors are elected and qualified, or until their earlier resignation or removal.

                       Duties of Officers May Be Delegated

          Section 2. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided, a majority of the entire Board concurs therein.

                             Inspection of Books

          Section 3. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                    Checks

          Section 4. All checks, drafts, or other demands for money, made by the Corporation may be signed or endorsed as the case may be by such officer or officers or agents as the Board of Directors may from time to time designate.

                             Notes and Negotiable Paper

          Section 5. All notes and negotiable papers (except checks and drafts) shall be signed or endorsed, as the case may be, by the Chairman of the Board, the President, the Senior Executive Vice-President, and such other officers designated by the Board of
     Directors, and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be endorsed by any one of said officers, but such endorsement shall require no countersignature; and all acceptances may be made, endorsed or accepted by any one of said officers so designated.

                             Directors' Annual Statement

          Section 6. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of stockholders, a full and clear statement of the business and conditions of the Corporation.

                                      Notices

          Section 7. Whenever, under the provisions of these By-Laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such director, officer or stockholder, and such notice shall be deemed to be given at the time when the same shall be thus mailed; provided, however, that notices given under Sections 6 and 11 of Article IV shall be deemed to be given at the time received.

          Any stockholder, director, or officer may waive any notice required to be given under these By-Laws.

                                    Profit Sharing

          Section 8. After provision has been made for payment of such dividends on the Common Stock as the Board of Directors may determine then, the Board may, in its discretion, set apart such part of the Corporation's net earnings as it may deem advisable, over and above said dividends, for extra salaries and compensation to be paid to valued officers or employees, who, by their services to the Corporation have helped to produce such earnings.


          The payment of net earnings thus to be divided, shall be placed in the hands of a committee of three, selected by the Board, designated as the Profit Sharing Committee, but no member of that Committee shall directly or indirectly participate in the bonus salaries thus paid, if any.

          The Profit Sharing Committee shall have absolute control over the net earnings so set apart for the payment of additional salaries under the provisions of this section.

          The Chief Executive Officer of the Corporation shall be ex-officio chairman of the Profit Sharing Committee.

                                     Amendments

          Section 9. These By-Laws may be altered or amended by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors; provided, however, that (i) until the first annual meeting of stockholders held on or after May 1, 1995, any alteration or amendment to, repeal of or adoption of a provision inconsistent with Section 11 of Article IV hereof shall require the consent of a majority of the Class A Directors, and (ii) any alteration or amendment to, repeal of or adoption of a provision inconsistent with Section 12 of Article IV shall require the affirmative vote of a majority of the members of the Litigation Committee and, until the first annual meeting of stockholders held on or after May 1, 1995, shall also require the consent of a majority of the Class A Directors; and provided, further, that no amendment with respect to the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held, and that a notice of any such change of time or place shall be given to each stockholder twenty days before the election is held, in person or by notice or letter mailed to his last known post office address.